UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒                                            Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

POWERSCHOOL HOLDINGS, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of 2022 Annual
Meeting of Shareholders
and Proxy Statement

Dear Fellow Shareholders,

We are pleased to invite you to attend our first Annual Meeting of Shareholders of PowerSchool Holdings, Inc. (“PowerSchool” or the “Company”) to be held on Wednesday, May 4, 2022, at 11:15 a.m. Pacific Daylight Time (the “Annual Meeting”). This year’s Annual Meeting will be conducted virtually, via live audio webcast. In light of continuing risks related to the COVID-19 pandemic, we think a virtual only meeting for this year is advisable to protect the health and well-being of the attendees. You will be able to attend the meeting online by visiting www.virtualshareholdermeeting.com/PWSC2022. You will be able to submit questions and vote your shares electronically during the meeting by logging in using the 16-digit control number included on your proxy card or on the voting instruction form accompanying these proxy materials.

The accompanying proxy statement provides information about the matters we will ask you to consider at the Annual Meeting, which are:

1.	to elect three nominees identified in the accompanying proxy statement to serve as Class I directors until the 2025 annual meeting and until their successors are duly elected and qualified;

2.	to approve, by an advisory vote, to retain the classified structure of the Company’s Board of Directors (the “Board”);

3.	to approve, by an advisory vote, to retain the supermajority voting standards in the Company’s Amended and Restated Certificate of Incorporation (“Charter”) and the Company’s Amended and Restated Bylaws (“Bylaws”);

4.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

5.	to transact other business as may properly come before the meeting or any adjournment of the meeting.

Our Board has set the record date as March 11, 2022. Only shareholders that owned shares of the Company’s Class A common stock or Class B common stock at the close of business on that day are entitled to notice of and may vote at this meeting or any adjournment of the meeting. A list of the Company’s shareholders of record will be available for examination by any shareholder for any purpose relevant to the Annual Meeting during ordinary business hours for at least ten business days prior to May 4, 2022, at our corporate headquarters located at 150 Parkshore Drive, Folsom, California 95630 and on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/PWSC2022.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, we urge you to vote. You may vote by proxy over the Internet, by telephone, or by mail by following the instructions on the proxy card. Voting by proxy will ensure your representation at the Annual Meeting regardless of whether you attend.

Sincerely,

LAURENCE GOLDBERG	MANEET S. SAROYA
Co-Chair of the Board	Co-Chair of the Board

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NOTICE OF 2022 ANNUAL MEETING OF SHAREHOLDERS

The 2022 Annual Meeting of shareholders of PowerSchool Holdings, Inc. will be held via the internet at www.virtualshareholdermeeting.com/PWSC2022 on Wednesday, May 4, 2022, at 11:15 a.m. Pacific Daylight Time for the following purposes:

1.	to elect three nominees identified in the accompanying proxy statement to serve as Class I directors until the 2025 annual meeting and until their successors are duly elected and qualified;

2.	to approve, by an advisory vote, to retain the classified structure of the Board;

3.	to approve, by an advisory vote, to retain the supermajority voting standards in the Company’s Charter and the Company’s Bylaws;

4.	to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

5.	to transact other business as may properly come before the meeting or any adjournment of the meeting.

Shareholders of record of our Class A common stock and our Class B common stock as of the close of business on March 11, 2022 are entitled to vote. A list of shareholders entitled to vote at the meeting will be available for examination by any shareholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to May 4, 2022, at 150 Parkshore Drive, Folsom, California 95630 and on the date of the meeting, on the virtual platform for the Annual Meeting at www.virtualshareholdermeeting.com/PWSC2022.

The proxy statement is first being delivered to the Company’s shareholders of record on or about April 4, 2022.

By Order of the Board of Directors

MICHAEL C. BISIGNANO

Chief Legal Officer

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Proxy Statement 2022

 COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: Why did I receive these materials?

The Board is soliciting your proxy to vote at our 2022 Annual Meeting of Shareholders (or at any postponement or adjournment thereof). Shareholders who own shares of our Class A common stock and Class B common stock, together as a single class, as of the close of business on the record date, March 11, 2022 (the “Record Date”), are entitled to vote at the Annual Meeting. You should review these proxy materials carefully as they give important information about the proposals that will be voted on at the Annual Meeting, as well as other important information about the Company.

Householding. The Securities and Exchange Commission’s (“SEC”) rules permit us to print an individual’s multiple accounts on a single set of Annual Meeting materials. To take advantage of this opportunity, we have summarized on one set of Annual Meeting materials all of the accounts registered with the same tax identification number or duplicate name and address, unless we received contrary instructions from the impacted shareholder prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the Annual Meeting materials, as requested, to any shareholder to which a single copy of those documents was delivered. If you prefer to receive separate copies of the Annual Meeting materials, contact Broadridge Financial Solutions, Inc. at 1-866-540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. A number of brokerage firms have instituted householding. They will have their own procedures for shareholders who wish to receive individual copies of the proxy materials.

Q: Who will be entitled to vote?

Shareholders who own shares of our Class A common stock and Class B common stock, together as a single class, as of the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had 158,472,367

and 39,928,472 shares of Class A and Class B common stock outstanding, respectively (together, the “common stock” or “shares”). Holders of shares of our Class A common stock and Class B common stock are each entitled to one vote per share. Cumulative voting is not permitted with respect to the election of directors or any other matter to be considered at the Annual Meeting.

Q: What will I be voting on?

You will be voting on:

1.	the election of three Class I directors to serve on the Board until the 2025 annual meeting and until their successors are duly elected and qualified;

2.	to approve, by an advisory vote, to retain the classified structure of the Board;

3.	to approve, by an advisory vote, to retain the supermajority voting standards in the Company’s Charter and the Company’s Bylaws;

4.	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022; and

5.	any other business as may properly come before the meeting or any adjournment of the meeting.

Q: How does the Board recommend I vote on these matters?

The Board recommends you vote:

1.	FOR the election of Laurence Goldberg, Maneet S. Saroya and Amy McIntosh as Class I directors;

2.	FOR the approval, by advisory vote, of the retention of our classified Board structure;

3.	FOR the approval, by an advisory vote, of the retention of the supermajority voting standards in our Charter and Bylaws; and

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 COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

4.	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022.

Q: How do I cast my vote?

Beneficial Shareholders. If you hold your shares through a broker, trustee or other nominee, you are a beneficial shareholder. In order to vote your shares, please refer to the materials forwarded to you by your broker, bank or other nominee for instructions on how to vote the shares you hold as a beneficial shareholder.

Registered Shareholders. If you hold shares in your own name, you are a registered shareholder and may vote during the virtual Annual Meeting at www.virtualshareholdermeeting.com/PWSC2022. You will need to log in by entering your unique 16-digit control number included on your proxy card or on the instructions that accompany your proxy materials. Only one person will be able to log in with that unique control number at any time. You can also vote by proxy before the Annual Meeting in the following ways:

1.	via the Internet at www.proxyvote.com;

2.	by phone by calling 1-800-690-6903; or

3.	by signing and returning a proxy card.

Proxies submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 3, 2022.

Q: Can I access the proxy materials electronically?

Yes. Our proxy materials are available at www.proxyvote.com and https://investors.powerschool.com. In addition, instead of receiving future copies of our proxy statement and annual reports by mail, shareholders of record and most beneficial owners can elect to receive an email that will provide an electronic link to these documents. If you would like to instruct us to send electronic copies of our proxy materials, you should follow the instructions available at www.proxyvote.com. Your election to receive future proxy materials by email will remain in effect until you revoke it.

Q: How may I change or revoke my proxy?

Beneficial Shareholders. Beneficial shareholders should contact their broker, trustee or nominee for instructions on how to change their proxy vote.

Registered Shareholders. Registered shareholders may change a properly executed proxy at any time before its exercise:

1.	via the Internet at www.proxyvote.com;

2.	by phone by calling 1-800-690-6903; or

3.	by signing and returning a proxy card; or

4.	by voting at the virtual Annual Meeting.

Q: How can I attend the virtual Annual Meeting?

The Annual Meeting is being held as a virtual only meeting this year.

If you are a shareholder of record as of the Record Date, you may attend, vote and ask questions virtually at the meeting by logging in at www.virtualshareholdermeeting.com/PWSC2022 and entering the 16-digit control number listed on your proxy card.

If you are a shareholder as of the Record Date and have logged in using your 16-digit control number, you may submit a question at any point during the meeting (until the floor is closed to questions) by typing your question into the “Ask a Question” field and clicking “Submit.” Shareholder questions or comments are welcome, but we will only answer questions pertinent to Annual Meeting matters, subject to time constraints. Questions regarding personal matters and statements of advocacy are not pertinent to Annual Meeting matters and therefore will not be addressed. Questions that are substantially similar may be grouped and answered together to avoid repetition. The audio broadcast of the Annual Meeting will be archived at www.virtualshareholdermeeting.com/PWSC2022 and at the PowerSchool Investor Relations site for at least one year.

If you are not a shareholder as of the Record Date or do not log in using your 16-digit control number, you may still log in as a guest and listen to the Annual Meeting, but you will not be able to ask questions or vote at the meeting.

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Proxy Statement 2022

 COMMONLY ASKED QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q: Why is the Annual Meeting virtual only?

In light of the ongoing risks related to COVID-19, we think a virtual only meeting for this year is advisable to protect the health and well-being of the attendees (employees, directors, shareholders and the general public). We are excited to embrace the latest technology to provide ease of access, real-time communication, and cost savings for our shareholders and the Company. Hosting a virtual meeting makes it easy for our shareholders to participate from any location around the world.

Q: What is the voting requirement to approve each of the proposals, and how are the votes counted?

PROPOSAL 1 - ELECTION OF DIRECTORS

A plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to elect each nominee named herein. This means that the three nominees receiving the highest number of votes at the Annual Meeting will be elected, even if those votes do not constitute a majority of the votes cast. Abstentions and broker non-votes will not impact the election of the nominees.

ALL OTHER PROPOSALS

The affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting and entitled to vote thereon is required to approve all other items. Abstentions will be counted as present and entitled to vote on the proposals and will therefore have the effect of a negative vote. Broker non-votes will not be counted as present and entitled to vote for Proposal 2 and Proposal 3, and therefore will have no effect on those proposals. There will not be broker non-votes with respect to the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2022.

Q: When will the results of the vote be announced?

The preliminary voting results will be announced at the virtual Annual Meeting. The final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting.

Q: What is the deadline for submitting a shareholder proposal or director nomination for the 2023 annual meeting?

Shareholder proposals pursuant to SEC Rule 14a-8 for inclusion in the Company’s proxy statement and form of proxy for the Company’s annual meeting of shareholders to be held in 2023, must be received by the Company’s Secretary at our principal executive offices at 150 Parkshore Drive, Folsom, California 95630 no later than the close of business on December 5, 2022. Shareholders wishing to make a director nomination or bring a proposal before the annual meeting to be held in 2023 (but not include it in the Company’s proxy materials) must provide written notice of such proposal to the Secretary at the Company’s principal executive offices no later than the close of business on February 3, 2023 and not earlier than the close of business on January 4, 2023, assuming the Company does not change the date of the 2023 annual meeting of shareholders by more than 30 days before or 70 days after the anniversary of the 2022 Annual Meeting. If so, the Company will release an updated time frame for shareholder proposals. Any shareholder proposal or director nomination must comply with the other provisions of the Company’s Bylaws and be submitted in writing to the Secretary at the Company’s principal executive offices.

In addition, shareholders who intend to solicit proxies in support of director nominees, other than the Company’s nominees must provide notice in compliance with the universal proxy rules that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than March 6, 2023.

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 BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Our business and affairs are managed under the direction of our Board, which is composed of ten directors. Our Charter provides that the authorized number of directors may be changed only by resolution of our Board. Our Charter also provides that our Board will be divided into three classes of directors, with the classes as nearly equal in number as possible. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the director class, name, age as of March 11, 2022, and other information for each member of our Board:

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Laurence Goldberg	I	55	Co-Chair of the Board	2021	2022	2025
Maneet S. Saroya	I	42	Co-Chair of the Board	2021	2022	2025
Amy McIntosh	I	63	Director	2021	2022	2025
David Armstrong	II	37	Director	2021	2023
Hardeep Gulati	II	46	Chief Executive Officer and Director	2021	2023
Betty Hung	II	51	Director	2021	2023
Barbara Byrne	III	67	Director	2021	2024
Judy Cotte	III	52	Director	2021	2024
Ronald D. McCray	III	64	Director	2021	2024
Gwen Reinke	III	61	Director	2021	2024

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Proxy Statement 2022

We believe that in order for our Board to effectively guide us to long-term sustainable, dependable performance, it should be composed of individuals with sophistication and experience in the many disciplines that impact our business. In order to best serve our shareholders, we seek to have a Board, as a whole, that is competent in key corporate disciplines, including accounting and financial acumen, business judgment, crisis management, governance, leadership, people management, risk management, social responsibility, reputational issues, strategy and strategic planning. Additionally, we desire that the Board have specific knowledge related to our industry, such as expertise in software and technology. The Compensation and Nominating Committee believes that all directors must, at a minimum, meet the criteria set forth in the Company’s Code of Ethics and the Corporate Governance Guidelines, which specify, among other things, that the Compensation and Nominating Committee will consider criteria such as independence, diversity, age, skills, and experience in the context of the needs of the Board. In addressing issues of diversity in particular, the Compensation and Nominating Committee considers a nominee’s differences in gender, ethnicity, tenure, skills and qualifications. The Compensation and Nominating Committee believes that diversity of backgrounds and viewpoints is a key attribute for a director nominee. While we do not have a formal policy on diversity, when considering the selection of director nominees, the Compensation and Nominating Committee considers individuals with diverse viewpoints, accomplishments, cultural background, professional expertise, and diversity in gender, ethnicity, race, skills and geographic representation, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our shareholders. Further, our Board is committed to seeking qualified women and individuals from underrepresented minority groups to include in the pool from which new candidates are selected. Currently, of the ten directors on our Board, five are women and three individuals identify as ethnically diverse. The Compensation and Nominating Committee also will consider a combination of factors for each director, including (a) the nominee’s ability to represent all shareholders without a conflict of interest, (b) the nominee’s ability to work in and promote a productive environment, (c) whether the nominee has sufficient time and willingness to fulfill the substantial duties and responsibilities of a director, (d) whether the nominee has demonstrated the high level of character, ethics and integrity expected by the Company, (e) whether the nominee possesses the broad professional and leadership experience and skills necessary to effectively respond to the complex issues encountered by a publicly-traded company, (f) the nominee’s ability to apply sound and independent business judgment and (g) the diverse attributes of the nominee, such as differences in background, qualifications and personal characteristics.

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The Compensation and Nominating Committee has determined that all of our directors meet the criteria and qualifications set forth in the Company’s Code of Ethics, the Corporate Governance Guidelines and the criteria set forth above for director nominees. Moreover, each director possesses the following critical personal qualities and attributes that we believe are essential for the proper functioning of the Board to allow it to fulfill its duties for our shareholders: accountability, ethical leadership, governance, integrity, risk management and sound business judgment. In addition, our directors have the confidence to assess and challenge the way things are done and recommend alternative solutions, a keen awareness of our business and social realities of the environment in which we operate, the independence and high performance standards necessary to fulfill the Board’s oversight function, and the humility, professional maturity, and style to interface openly and constructively with other directors. Finally, the director biographies below include a non-exclusive list of other key experiences and qualifications that further qualify the individual to serve on the Board. These collective qualities, skills, experiences and attributes are essential to our Board’s ability to exercise its oversight function for the Company and its shareholders, and guide the long-term sustainable, dependable performance of the Company.

Subject to any earlier resignation or removal in accordance with the terms of our Charter, our Bylaws and the Stockholders Agreement (as defined and discussed below) by and among the Company, VEP Group, LLC

(together with its affiliated investment entities, “Vista”) and Onex Partners Manager LP (together with its affiliated investment entities, “Onex” and together with Vista, the “Principal Shareholders”), our Class I directors will serve until this Annual Meeting of shareholders, our Class II directors will serve until the annual meeting of shareholders to be held in 2023, and our Class III directors will serve until the annual meeting of shareholders to be held in 2024. In addition, our Charter provides that a director nominated by our Principal Shareholders may be removed with or without cause by our Principal Shareholders; provided, however, that at any time when Severin Topco LLC (“Topco LLC”), Vista and Onex control less than 40% of our outstanding shares of Class A common stock, all directors, including those nominated by our Principal Shareholders, may only be removed for cause, and only by the affirmative vote of holders of at least 66 2⁄3% in voting power of all the then-outstanding shares of capital stock of the Company entitled to vote thereon, voting together as a single class. In addition, our Charter also provides that, subject to the rights granted to one or more series of preferred stock then outstanding and as otherwise set forth in the Stockholders Agreement, any newly created directorship on our Board that results from an increase in the number of directors and any vacancies on our Board resulting from death, resignation, disqualification, removal or other cause, will be filled only by the affirmative vote of a majority of the remaining directors, even if less than a quorum, or by a sole remaining director (and not by the shareholders).

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Proxy Statement 2022

Stockholders Agreement

In connection with our initial public offering (“IPO”), we entered into a Stockholders Agreement with our Principal Shareholders. The Stockholders Agreement provided each of Vista and Onex with an independent right to designate the following number of nominees for election to our Board: (i) three nominees for so long as such Principal Shareholder controls 25% or more of the voting power of our stock entitled to vote generally in the election of directors; (ii) two nominees for so long as such Principal Shareholder controls 15% or more of the voting power of our stock entitled to vote generally in the election of directors; and (iii) one nominee for so long as such Principal Shareholder controls 5% or more of the voting power of our stock entitled to vote generally in the election of directors. In addition, Topco LLC, Vista and Onex are entitled to designate the replacement for any of its Board designees whose Board service terminates prior to the end of the director’s term, regardless of Topco LLC, Vista and Onex’s beneficial ownership at that time. Topco LLC, Vista and Onex also have the right to have its designees participate on committees of our Board proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. The Stockholders Agreement also prohibits us from increasing or decreasing the size of our Board without the prior written consent of Topco LLC, Vista and Onex. The Stockholders Agreement will terminate at such time as Topco LLC, Vista and Onex control, in the aggregate, less than 5% of the voting power.

Shareholder Recommendations for Director Nominees

The Compensation and Nominating Committee will consider shareholder nominations for membership on the Board. For the 2023 annual meeting, nominations may be submitted to 150 Parkshore Drive, Folsom, California 95630, Attn: Chief Legal Officer, and such nominations will then be forwarded to the Chair of the Compensation and Nominating Committee. Recommendations must be in writing and we must receive the recommendation no later than the close of business on February 3, 2023 and not earlier than the close of business on January 4, 2023. Recommendations must also include certain other procedural requirements as specified in our Bylaws.

When filling a vacancy on the Board, the Compensation and Nominating Committee identifies the desired skills and experience of a new director and nominates individuals who it believes can strengthen the Board’s capabilities and further diversify the collective experience represented by the then-current directors. The Compensation and Nominating Committee may engage third parties to assist in the search and provide recommendations. Also, directors are generally asked to recommend candidates for the position. The candidates are then evaluated based on the process outlined in our Corporate Governance Guidelines and the Compensation and Nominating Committee charter, and the same process is used for all candidates, including candidates recommended by shareholders.

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The Board Recommends

That You Vote “For” Each of

the Director Nominees

PROPOSAL 1

Election of Directors

Our Board recommends that the nominees below be elected as members of the Board at the Annual Meeting.

Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated
Laurence Goldberg	I	55	Co-Chair of the Board	2021	2022	2025
Maneet S. Saroya	I	42	Co-Chair of the Board	2021	2022	2025
Amy McIntosh	I	63	Director	2021	2022	2025

Each nominee was recommended for re-election by the Compensation and Nominating Committee for consideration by the Board and our shareholders. If, before the Annual Meeting, any nominee becomes unable to serve, or chooses not to serve, the Board may nominate a substitute. If that happens, the persons named as proxies on the proxy card will vote for the substitute. Alternatively, the Board may either let the vacancy stay unfilled until an appropriate candidate is identified or reduce the size of the Board to eliminate the unfilled seat.

Director Nominees to Serve for a Three-Year Term Expiring at the 2025 Annual Meeting.

Laurence Goldberg, Co-Chair, has served as co-chair of the Board since July 2021. Mr. Goldberg has served as a Managing Director of Onex since 2017. Prior to joining Onex, Mr. Goldberg served as the Global Head of Technology, Media & Telecommunications

investment banking at Barclays, where he worked from 2008 to 2017. Previously, he was the Head of Technology investment banking at Lehman Brothers from 2005 to 2008 and a member of Credit Suisse First Boston’s technology investment banking group from 1999 to 2005. Mr. Goldberg received a bachelor’s degree from the Wharton School at the University of Pennsylvania.

We determined that Mr. Goldberg’s experience in the areas of technology, corporate strategy, finance and business transactions qualifies him to serve as a director on the Board.

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Proxy Statement 2022

Maneet S. Saroya, Co-Chair, has served as co-chair of the Board since July 2021. Mr. Saroya joined Vista in 2008. Mr. Saroya is currently a senior managing director of Vista, is co-head of the Vista Flagship Fund and sits on the Vista Flagship Funds’ Investment Committee. Mr. Saroya also sits on the boards of Advanced, Allvue Systems, Apptio, Aspira, Cvent, Datto (NYSE: MSP), Finastra, Gainsight, iCIMS, Infoblox, MINDBODY, Pipedrive, Solera, TIBCO, Upside and Xactly. Prior to joining Vista, Mr. Saroya worked as a senior research analyst for JMP Securities, where he provided research for buy-side clients on public on-demand (SaaS) companies. Mr. Saroya previously worked as an associate for the enterprise software/applications team. Before his time with JMP, Mr. Saroya worked for Siebel Systems in a sales capacity for the CRM On Demand division. Prior to Siebel, Mr. Saroya worked for Cisco Systems in various operations roles. Mr. Saroya received a bachelor’s degree from California Polytechnic State University.

We determined that Mr. Saroya’s experience in the areas of corporate strategy, technology, finance and private equity qualifies him to serve as a director on the Board.

Amy McIntosh has served as a member of our Board since July 2021. Ms. McIntosh has been an independent adviser to PowerSchool since October 2017, a board member of EAB since November 2019, and an advisory board member of Education Trust, NY since 2019.

She has served at City University of New York as the associate vice chancellor for Academic Strategies from July 2017 to October 2019 and as chief of staff to the interim chancellor from June 2018 to July 2019, at the U.S. Department of Education in the Office of Planning, Evaluation and Policy Development as the Acting Assistant Secretary from March 2015 to January 2017 and as the principal deputy assistant secretary for P-12 policy from January 2014 to March 2015, and at the N.Y. State Education Department as a senior fellow from October 2010 to December 2013. Ms. McIntosh holds a Bachelor’s degree in Economics from Harvard University and a Master of Business Administration from Harvard Business School.

We determined that Ms. McIntosh’s experience in the public education sector and as an advisory board member qualifies her to serve as an independent director on the Board.

Continuing Directors

David Armstrong has been a member of our board since July 2021. Since joining Onex in 2009, he has been actively involved in a number of Onex Partners’ investments. Prior to joining Onex, Mr. Armstrong worked in the Investment Banking division of Credit Suisse. Mr. Armstrong holds an Honours Bachelor of Electrical Engineering degree from the University of Western Ontario and an Honours Business Administration degree from the Ivey School of Business (with Distinction).

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We determined that Mr. Armstrong’s experience in the areas of corporate strategy, finance, business transactions and mergers and acquisitions qualifies him to serve as a director on the Board.

Hardeep Gulati has served as our Chief Executive Officer and as a member of our Board since August 2015. Prior to joining us, Mr. Gulati was the general manager of SumTotal Systems, a talent expansion solution, after it was acquired by Skillsoft in August 2014 and served as its Chief Executive Officer, Chief Operating Officer and EVP of Products and Support from 2011 to 2014. Under Mr. Gulati’s leadership, SumTotal became the market leader in enterprise learning systems and saw record-breaking growth in cloud computing services. Prior to SumTotal, Mr. Gulati led strategy and product development across a variety of enterprise application areas at Oracle Corporation (NYSE: ORCL) from 2002 until 2011. Mr. Gulati holds an MBA from the University of Pennsylvania’s Wharton School, received a master’s degree in computer science from the Indian Institute of Technology Bombay and is a graduate of Visvesvaraya National Institute of Technology.

We determined that Mr. Gulati’s extensive knowledge of our business and strategy, as well as his experience in the technology industry and leadership role with us as our Chief Executive Officer qualifies him to serve as a member of our Board.

Betty Hung has been a member of our board since July 2021. Ms. Hung joined Vista in 2007. Ms. Hung is a managing director at Vista, serves on the firm’s executive committee and sits on the Vista Flagship Funds’ Investment Committee. Ms. Hung currently sits on the boards of Advanced, CentralSquare, Cvent, EAB, EagleView, Finastra, PowerSchool, TIBCO, and Xactly. Prior to her role as a managing director, Ms. Hung was an Operating Senior Vice President, served as the chief financial officer of Vista portfolio company SumTotal, and was the chief operating officer of Vista Consulting Group.

Prior to joining Vista, Ms. Hung served as the vice president of Portfolio Company Operations at Garnett & Helfrich Capital. Before her time with Garnett & Helfrich, Ms. Hung worked at OSIsoft, a privately held software company that delivers real-time performance data to the world’s leading process manufacturing, life sciences, and utility companies, where she was the chief financial officer. Prior to OSIsoft, Ms. Hung worked at Goldman, Sachs & Co. as a vice president in the High Technology group. Ms. Hung also previously worked at Alex, Brown & Sons in its High Technology Investment Banking group. Ms. Hung received a bachelor’s degree with a double-major in economics and Chinese studies from Wellesley College, cum laude, and an M.P.P.M. with a concentration in finance, from Yale School of Management.

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Proxy Statement 2022

We determined that Ms. Hung’s experience with a variety of software and technology companies and in the areas of business operations and corporate finance qualifies her to serve as a director on the Board.

Barbara Byrne has been a member of our board since July 2021. Previously, Ms. Byrne worked as an investment banker at Barclays from 2008 to 2018 and Lehman Brothers from 1980 to 2008. Over the course of Ms. Byrne’s career, she has developed strategic corporate finance skills which have made her an invaluable candidate on several corporate boards. Ms. Byrne has served as an independent director of Carta since April 2021, an independent director of Slam Corp. (NASDAQ: SLAM) since February 2021 and an independent director for Hennessy Capital Investment Corp. V (NASDAQ: HCIC) since December 2020, and Paramount Global (formerly known as ViacomCBS) (NASDAQ: PARA) since December 2019, and previously served as an independent director of CBS Corporation from September 2018 to December 2019. Ms. Byrne has also served as a member of the Investment Committee of Catalyst, a non-profit organization, since 2014, and a member of the Audit Committee Leadership Network since January 2020 and is a Lifetime Member of the Council of Foreign Relations since 2013. As a staunch advocate for education, Ms. Byrne has served as a Trustee of the Institute of International Education since February 2019, as a former member of the British American Business Council from 2013 to 2017 and as a former Trustee of Mount Holyoke College, South Hadley from 2006 to 2016. Ms. Byrne holds a Bachelor of Arts in Economics from Mount Holyoke College.

We determined that Ms. Byrne’s financial expertise and service on the boards of multiple large organizations qualifies her to serve as a member of our Board.

Judy Cotte has been a member of our board since July 2021. Ms. Cotte has served as Managing Director, Head of ESG at Onex since July 2021. From February 2019 to June 2021, Ms. Cotte was the founder and CEO of ESG Global Advisors, a firm that bridges the gap between companies and investors on environmental, social and governance (ESG) factors. Prior to forming ESG Global Advisors, Ms. Cotte served as V.P. & Head of Corporate Governance & Responsible Investment for RBC Global Asset Management (“RBC GAM”) from November 2012 to February 2019 and was a member of the firm’s Executive Committee. Prior to that, Ms. Cotte served as the Director of Policy Development & Chief Operating Officer for the Canadian Coalition for Good Governance (“CCGG”), a coalition of most of Canada’s largest institutional investors. Judy is a Director of Gibson Energy (TSX:GEI), a former director of Altius Renewable Royalties (TSX: ARR) and a former Board Advisor to Connor, Clark & Lunn Financial Group. Ms. Cotte is a current member of the TSX Listings Advisory Committee. Ms. Cotte holds a law degree from the University of Toronto and a Master’s degree in securities law from Osgoode Hall Law School at York University.

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We determined that Ms. Cotte’s expertise in environmental, social and governance factors and leadership experience qualifies her to serve as a member of our Board.

Ronald D. McCray has been a member of our board since July 2021. Currently, Mr. McCray serves as an advisor to RLJ Equity Partners, a private equity firm and 645 Ventures, a high technology venture capital firm. He previously served as chairman of the board of Career Education Corporation from July 2015 to October 2015 and served as its interim president and chief executive officer from February 2015 to April 2015. Mr. McCray has served on the board of DallasNews Corporation (NASDAQ: DALN) since September 2010, has served on the board of Meta Financial Group, Inc. (NASDAQ: CASH) since February 2021, and previously served on the board of TESSCO Technologies Incorporated (NASDAQ: TESS) from November 2020 to January 2021.

We determined that Mr. McCray’s experience in the leadership of large organizations, accounting, finance, corporate governance, risk management, operations and marketing, as well as public company board experience qualifies him to serve as a member of our Board.

Gwen Reinke has been a member of our board since July 2021. Ms. Reinke has served as a Managing Director and the Chief Compliance Officer of Vista since 2014. She previously worked at Blum Capital Partners, LP as its General Counsel and

Chief Compliance Officer from 2011 to 2014, as Associate General Counsel and Chief Compliance Officer from 2007 to 2010, and as Associate General Counsel from 1999 to 2006. Ms. Reinke holds a bachelor’s degree in business economics from the University of California Los Angeles and a J.D. from the University of San Francisco School of Law.

We determined that Ms. Reinke’s experience in the areas of law and compliance qualifies her to serve as a member of our Board.

Controlled Company;

Independence Status

Our Principal Shareholders control a majority of the voting power in us. As a result, we are a “controlled company.” Under the New York Stock Exchange rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirements that, within one year of the date of the listing of our Class A common stock:

●	we have a board of directors that is composed of a majority of “independent directors,” as defined under the rules of such exchange;

●	we have a compensation committee that is composed entirely of independent directors; and

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Proxy Statement 2022

●	we have a nominating and corporate governance committee that is composed entirely of independent directors.

As a controlled company, however, we are subject to the rules of the Sarbanes-Oxley Act and the New York Stock Exchange with respect to the composition of our Audit Committee. Under these rules, a majority of the members of an audit committee must be independent directors within 90 days of the listing date, and all members of an audit committee, who must be three at least, must be independent within one year of the listing date. Our Board has affirmatively determined that Ms. Byrne, Ms. McIntosh and Mr. McCray meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of the New York Stock Exchange. Therefore, currently, a majority of the members of our Audit Committee is independent and we intend to comply with the requirement that all members of our Audit Committee be independent within one year of our listing date.

We rely on the controlled company exemption, and as a result, our Board is not comprised of a majority of independent directors, and our Compensation and Nominating Committee is not comprised entirely of independent directors.

At such time as we are not a “controlled company” under the corporate governance standards, our committee membership will comply with all applicable requirements of those standards and a majority of our board of directors will be “independent directors,”

as defined under the rules of the New York Stock Exchange.

Board Meetings

and Committees

We became a public company upon the completion of our IPO in July 2021. For the year ended December 31, 2021, our Board held 6 meetings. Our Audit Committee and our Compensation and Nominating Committee were each formed in connection with the closing of our IPO and therefore, during 2021, the Audit Committee held 2 meetings and the Compensation and Nominating Committee held 2 meetings. Directors are expected to attend the annual meeting of shareholders and all or substantially all of the Board meetings and meetings of committees on which they serve. In 2021, each director attended at least 75% of the meetings of the Board and the total number of meetings held by any of the committees of the Board on which the director served during such director’s tenure.

Additionally, the rules of the New York Stock Exchange require that non-management directors of a listed company meet periodically in executive sessions and that independent directors meet in executive session at least once a year. The Company’s independent directors met separately in executive session at least one time during 2021. Ms. Byrne presided over the executive sessions of independent directors.

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Board Member	Audit Committee	Compensation and Nominating Committee
Laurence Goldberg		X
Maneet S. Saroya		X
David Armstrong	X	X
Barbara Byrne	X (Chair)
Judy Cotte
Hardeep Gulati
Betty Hung	X	X (Chair)
Ronald D. McCray	X
Amy McIntosh	X
Gwen Reinke

Our Board has an Audit Committee and a Compensation and Nominating Committee. The composition, duties and responsibilities of these committees are as set forth below. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Each of our standing committees has a written charter which is available on the Investor Relations page of our website at https://investors.powerschool.com. Our website is not part of this notice and proxy statement.

Audit Committee

Our Audit Committee is composed of Ms. Byrne, Mr. Armstrong, Ms. Hung, Mr. McCray and Ms. McIntosh, with Ms. Byrne serving as Chair of the committee. Our Board has affirmatively determined that Ms. Byrne, Ms. McIntosh and Mr. McCray meet the independence requirements of Rule 10A-3 under the Exchange Act and the applicable listing standards of the New York Stock Exchange. As a result, we comply with the audit committee requirements of the New York Stock Exchange, which require that within 90 days following our IPO, our Audit Committee be composed of a majority of independent directors, and we intend to comply with the requirement that within one year following our listing date, our Audit Committee be composed of all independent directors.

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Proxy Statement 2022

In addition, our Board has determined that Ms. Hung and Ms. Byrne are “audit committee financial experts” within the meaning of SEC regulations and applicable listing standards of the New York Stock Exchange. This designation does not impose on Ms. Hung nor Ms. Byrne any duties, obligations or liabilities that are greater than are generally imposed on members of our Audit Committee and our Board.

The Audit Committee is responsible for, among other matters:

1.	appointing, approving the compensation of, and assessing the qualifications, performance and independence of our independent registered public accounting firm;

2.	pre-approving audit and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;

3.	discussing on a periodic basis, or as appropriate, with management, our policies, programs and controls with respect to risk assessment and risk management;

4.	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
5.	reviewing our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

6.	reviewing and discussing with management our earnings releases and scripts;

7.	monitoring the rotation of partners of the independent registered public accounting firm on our engagement team in accordance with requirements established by the SEC;

8.	reviewing management’s report on its assessment of the effectiveness of internal control over financial reporting and any changes thereto;

9.	reviewing the adequacy of our internal control over financial reporting;

10.	establishing policies and procedures for the receipt, retention, follow-up and resolution of accounting, internal controls or auditing matters, complaints and concerns;

11.	recommending, based upon the Audit Committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

12.	monitoring our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

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13.	preparing the Audit Committee report required by the rules of the SEC to be included in our annual proxy statement;

14.	reviewing and assessing annually treasury functions including cash management process;

15.	investigating any matters received, and reporting to our Board periodically, with respect to ethics issues, complaints and associated investigations;

16.	reviewing the Audit Committee charter and the committee’s performance at least annually;

17.	consulting with management to establish procedures and internal controls relating to cybersecurity; and

18.	reviewing all related party transactions for potential conflict of interest situations and approving all such transactions.

Compensation and

Nominating Committee

Our Compensation and Nominating Committee is composed of Ms. Hung, Mr. Armstrong, Mr. Goldberg and Mr. Saroya, with Ms. Hung serving as Chair of the committee.

The Compensation and Nominating Committee is responsible for, among other matters:

1.	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
2.	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and recommending to the Board the compensation of our chief executive officer based on such evaluation;

3.	reviewing and approving the compensation of our other executive officers;

4.	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation and Nominating Committee;

5.	conducting the independence assessment outlined in the New York Stock Exchange rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation and Nominating Committee;

6.	annually reviewing and reassessing the adequacy of the Compensation and Nominating Committee charter in its compliance with the listing requirements of the New York Stock Exchange;

7.	reviewing and establishing our overall management compensation, philosophy and policy;

8.	overseeing and administering our compensation and similar plans;

9.	reviewing and making recommendations to our Board with respect to director compensation;

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Proxy Statement 2022

10.	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;

11.	developing and recommending to our Board criteria for board and committee membership;

12.	subject to the rights of our Principal Shareholders under the Stockholders Agreement as described in “Certain Relationships and Related Party Transactions—Related Party Transactions—Stockholders Agreement”, identifying and recommending to our Board the persons to be nominated for election as directors and to each of our Board’s committees;

13.	developing and recommending to our Board best practices and corporate governance principles;

14.	developing and recommending to our Board a set of corporate governance guidelines; and

15.	reviewing and recommending to our Board the functions, duties and compositions of the committees of our Board.

Board Leadership Structure

The following section describes our Board leadership structure, the reasons our Board considers that this structure is appropriate at this time, the roles of various positions, and related key governance practices. Our Board believes that the mix of experienced independent and directors affiliated with our Principal Shareholders that currently make up our Board, our Board committee composition and the separation of the roles of Chair and Chief Executive Officer benefit the Company and its shareholders.

Co-Chairs of the Board and

Chief Executive Officer

With respect to the roles of Chair and Chief Executive Officer, our Corporate Governance Guidelines provide that the roles may be separated or combined, and the Board will exercise its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances.

Currently, the Board has appointed two of its members to act as Co-Chairs, Messrs. Goldberg and Saroya, and those roles are separated from the role of the Chief Executive Officer, which is held by Mr. Gulati. The Board believes that having Co-Chairs and separating the roles of Chair and Chief Executive Officer at this time is the most effective leadership structure because it allows both Messrs. Goldberg and Saroya to leverage their strong backgrounds to provide strategic guidance and effective oversight of management and Mr. Gulati to focus on the management of the Company and day-to-day operations as it continues to establish itself as a public company.

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Self-Evaluation

Our Compensation and Nominating Committee was established at the time of our IPO in July 2021. Going forward, our Compensation and Nominating Committee will conduct an annual performance evaluation to determine whether the Board, its committees, and the directors are functioning effectively. We expect that this will include survey materials as well as individual conversations between each director and the Co-Chairs. The evaluation will focus on the Board’s and the committees’ contributions to the Company, with an enhanced focus on areas in which the Board or management believes that the Board could improve.

As part of the annual Board self-evaluation, the Board will evaluate whether the current leadership structure continues to be appropriate for the Company and its shareholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify our leadership structure in the future as appropriate.

Management Succession

The Compensation and Nominating Committee reviews and approves corporate goals and objectives relevant to Chief Executive Officer compensation and evaluates the Chief Executive Officer’s performance in light of these goals and objectives. The Compensation and Nominating Committee recommends to the Board the Chief Executive Officer’s compensation level or changes to such level based on the evaluation of the Chief Executive Officer’s performance and any other factors the Compensation and Nominating Committee deems relevant. The Compensation and Nominating Committee develops and recommends to the Board a Chief Executive Officer succession plan, which is reviewed and revised periodically. The entire Board works with the Compensation and Nominating Committee to evaluate potential successors to the Chief Executive Officer and other officers. The Chief Executive Officer or other officer should make available his or her recommendations and evaluations of potential successors, along with a review of any development plans recommended for such individuals.

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Proxy Statement 2022

Hedging Transactions

Pursuant to our Insider Trading Policy, we prohibit our employees, directors and officers from engaging in hedging transactions, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds. Such hedging transactions may permit a director, officer or employee to continue to own Company securities obtained through employee benefit plans or otherwise, but without the full risks and rewards of ownership. When that occurs, the director, officer or employee may no longer have the same objectives as the Company’s other shareholders. Additionally, directors, officers and other employees are prohibited from holding Company securities in a margin account or otherwise pledging our securities as collateral for a loan.

Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, to improve long-term organizational performance, and to enhance shareholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full Board in reviewing our business is an integral aspect of its assessment of the Company’s risk profile and also its determination of what constitutes an appropriate level of risk.

While our full Board has overall responsibility for risk oversight, it has delegated primary oversight of certain risks to its committees.

Our Audit Committee monitors our major financial and security risk exposures, and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. In particular, our Audit Committee is committed to the prevention, timely detection, and mitigation of the effects of cybersecurity threats or incidents to the Company. Our Audit Committee also monitors compliance with legal and regulatory requirements and management provides our Audit Committee periodic reports on our compliance programs.

Our Compensation and Nominating Committee oversees the design and implementation of our compensation policies and programs and monitors the incentives created by these policies and programs to determine whether they encourage excessive risk-taking. Our Compensation and Nominating Committee also assesses the relationship between risk management policies and practices and compensation, and evaluates compensation policies and practices that could mitigate any such risk. Our Compensation and Nominating Committee oversees our major corporate governance risks.

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In connection with its reviews of the operations of our business, our full Board addresses the primary risks associated with our business, such as strategic planning. Our Board appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge. Further, our Board has been closely monitoring the evolution of the COVID-19 pandemic, its effects on our business, and risk mitigation strategies.

We are committed to ensuring our Board and its committees are consistently updated on threats to our business and receive consistent updates on risk mitigation processes. At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity and privacy risks, and financial, tax and audit related risks.

Code of Ethics

We have adopted a Code of Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our Code of Ethics is available on our website at https://investors.powerschool.com. We intend to disclose any amendments to the Code, or any waivers of its requirements, on our website or in public filings.

Communications by Shareholders and Other Interested Parties with the Board

Shareholders and other interested parties may contact an individual director, the Board as a group, or a specified Board committee or group, including the independent directors as a group, by sending regular mail to:

PowerSchool Holdings, Inc.

150 Parkshore Drive

Folsom, California 95630

Telephone: (877) 873-1550

Attention: Board of Directors

c/o Chief Legal Officer

Each communication should specify which director or directors the communication is addressed to, as well as the general topic of the communication. The Company will receive the communications and process them before forwarding them to the addressee. The Company may also refer communications to other departments within the Company. The Company generally will not forward to the directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the Company.

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Proxy Statement 2022

Executive Officers

Below is a list of the names, ages, positions, and a brief account of the business experience of the individuals who serve as executive officers of the Company as of March 11, 2022:

Name	Age	Position
Hardeep Gulati	46	Chief Executive Officer and Director
Eric Shander	53	Chief Financial Officer
Marcy Daniel	50	Chief Product Officer
Maulik Datanwala	42	Chief Operating Officer
Devendra Singh	56	Chief Technology Officer
Craig Greenseid	44	Chief Revenue Officer
Anthony Miller	46	Chief Marketing Officer
Michael C. Bisignano	50	Chief Legal Officer

Hardeep Gulati is our Chief Executive Officer. His biography can be found above under “Board of Directors and Corporate Governance—Continuing Directors.”

Eric Shander has served as our Chief Financial Officer since April 2020. Prior to joining PowerSchool, Mr. Shander served as Executive Vice President and Chief Financial Officer of Red Hat from December 2016 to October 2019, and served as its Vice President and Chief Accounting Officer from November 2015 to December 2016. Mr. Shander previously held various finance and accounting positions at International

Business Machines (NYSE: IBM) and Lenovo. Mr. Shander holds an MBA from Fordham University, a bachelor’s degree in accounting and finance from Penn State University and is a certified public accountant.

Marcy Daniel has served as our Chief Product Officer since July 2016 and previously served as the General Manager, Assessment and Analytics Product Portfolio from February to July 2016. Prior to its acquisition by PowerSchool in 2016, Ms. Daniel served as Chief Operating Officer of Interactive Achievement from 2015 to 2016, and served as Vice President, Marketing from 2014 to 2015. Ms. Daniel served as a board member for Center in the Square and IA Foundation for Kids until 2016. Ms. Daniel holds an MBA from University of North Carolina—Kenan-Flagler Business School and a BS in Systems Engineering from the University of Virginia.

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Maulik Datanwala has served as our Chief Operating Officer since June 2021. Previously, Mr. Datanwala served as our Chief Customer Officer from July 2017 to June 2021 and our Senior Vice President, Professional Services from December 2015 until July 2017. Mr. Datanwala holds a bachelor’s of commerce degree from University of Mumbai and a MBA from the National Institute of Management.

Devendra Singh has served as our Chief Technology Officer since 2018. Prior to joining PowerSchool, he served as the Vice President of Product Development at Oracle from 2008 to 2018. Mr. Singh earned his Bachelor of Engineering degree from Delhi College of Engineering and an MBA from University of Michigan Ross School of Business.

Craig Greenseid has served as our Chief Revenue Officer since July 2019. Prior to joining PowerSchool, he served as Senior Vice President North American Markets at Blackboard Inc. from 2015 to 2019. Mr. Greenseid began his career at IBM. Mr. Greenseid holds a BS in Business Information Systems/Marketing from State University of New York at Buffalo.

Anthony Miller has served as our Chief Marketing Officer since 2017. Prior to joining PowerSchool, Mr. Miller was the Chief Marketing Officer at Lanyon, a leading provider of event management software, from 2014 to 2017 and served as the Senior Vice President for Strategy and Product from February 2014 to June 2014.

Michael C. Bisignano has served as our Chief Legal Officer and Corporate Secretary since August 2021. Prior to PowerSchool, Mr. Bisignano served as Senior Vice President, General Counsel and Corporate Secretary of Terminix Global Holdings Inc. (formerly known as ServiceMaster Global Holdings Inc.), a global services company, from October 2018 to March 2021. From 2015 until 2018, Mr. Bisignano served as Executive Vice President, General Counsel and Secretary of CA Technologies, a leading global technology company. From 2010 until 2015, he served as Senior Vice President, General Counsel and Corporate Secretary for Blackboard Inc., a multinational education technology company. He previously held positions at technology companies Online Resources Corporation and Arbros Communications and with the law firm Milbank, Tweed, Hadley & McCoy, and began his career as an investment banker at Morgan Stanley. He received his J.D. with honors from Harvard Law School, his B.S. in Economics/ Finance from the Wharton School of Business and his B.A. in International Relations from the University of Pennsylvania.

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Proxy Statement 2022

Executive Compensation

The following section provides compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC and may contain statements regarding future individual and company performance targets and goals. These targets and goals should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.

We are currently considered an “emerging growth company” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year-End Table, as well as limited narrative disclosures regarding executive compensation for our last completed fiscal year. Further, our reporting obligations extend only to the following “Named Executive Officers,” who are the individuals who served as our principal executive officer during 2021 and the next two most highly compensated executive officers at the end of the fiscal year ended December 31, 2021. For the fiscal year ended December 31, 2021, our Named Executive Officers and their principal positions were as follows:

Named Executive Officer	Principal Position
Hardeep S. Gulati	Chief Executive Officer
Eric R. Shander	Chief Financial Officer
Craig R. Greenseid	Chief Revenue Officer

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Historically, the compensation of our Named Executive Officers has consisted of a base salary, annual cash bonus opportunities, long-term incentive compensation in the form of equity awards, and other benefits, as described below. Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances in accordance with the terms of their employment agreements and applicable incentive equity arrangements, in each case, as summarized below.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards (1) ($)	Option Awards (2) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation (4) ($)	Total ($)
Hardeep Gulati	2021	500,000	31,000,000	3,460,344	700,250	13,050	35,673,644
Chief Executive Officer	2020	500,000	—	—	612,556	12,295	1,124,851
Eric Shander	2021	400,000	5,000,000	340,790	400,250	13,050	6,154,090
Chief Financial Officer (5)	2020	300,000	—	1,022,374	237,000	49,214	1,608,588
Craig Greenseid	2021	383,438	4,400,000	157,340	383,838	10,495	5,335,111
Chief Revenue Officer	2020	375,000	—	—	380,625	11,156	766,781

(1)	The amounts in this column reflect the aggregate grant date fair value, determined in accordance with FASB ASC Topic 718, of restricted stock unit awards (“RSU”) granted to our Named Executive Officers in connection with the consummation of our IPO. See Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021.

(2)	The amounts in this column for the 2021 Fiscal Year reflect the aggregate expense, determined in accordance with FASB ASC Topic 718, attributable to Performance MIUs (as defined below) due to the modifications to such Performance MIUs implemented in connection with our initial public offering. See “—Equity Incentive Plans—Topco LLC Management Incentive Units” for more information. If all Performance MIUs were to vest at maximum levels, the additional compensation expense would be $ 1,156,613, $0 and $ 195,756 for Messrs. Gulati, Shander and Greenseid, respectively. See “—Topco LLC Management Incentive Units” for a description of the Performance MIUs and Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The amounts in this column for the 2020 Fiscal Year reflect the aggregate grant date fair value, determined in accordance with

FASB ASC Topic 718, of MIUs (as defined below) granted to Mr. Shander in the 2020 Fiscal Year. The MIUs represent membership interests in Topco LLC that are intended to constitute profits interests for federal income tax purposes. The grant date fair value only reflects the value of Mr. Shander’s Service MIUs (as defined below). If all of Mr. Shander’s Performance MIUs (as defined below) were to vest at maximum levels, the additional compensation expense would be $407,468.

(3)	Amounts in this column reflect the actual amount earned by each of our Named Executive Officers under the Company’s performance-based cash incentive bonus program. See “—Employment Agreements” and “—Executive Bonus Program.” For the 2020 Fiscal Year, Mr. Greenseid’s amount also includes the payment of a one-time $56,250 special product incentive bonus.

(4)	Amounts in this column for the 2021 Fiscal Year reflect 401(k) plan matching contributions made on behalf of each Named Executive Officer for the 2021 Fiscal Year. See below under “—401(k) Plan” for additional information regarding 401(k) plan contributions.

(5)	Mr. Shander commenced employment with the company on April 6, 2020

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Proxy Statement 2022

Outstanding Equity Awards At 2021 Fiscal Year End

The following table sets forth certain information with respect to outstanding equity awards of our Named Executive Officers as of December 31, 2021 with respect to the Named Executive Officers. The market value of the shares in the following table is calculated using a per share price of $16.47 per share (the closing price of our common stock on the New York Stock Exchange on December 31, 2021).

	Option Awards (1)			Stock Awards (2)
Name	Equity incentive plan awards: Number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)
Hardeep Gulati	1,899,988	N/A	N/A	939,679 (3) 182,003 (4)	15,476,513 2,997,589
Eric Shander	206,486	N/A	N/A	151,561 (3) 76,283 (5)	2,496,210 1,256,381
Craig Greenseid	246,950	N/A	N/A	133,374 (3) 34,693 (6)	2,196,670 571,394

(1)	The equity awards disclosed in the “Option Awards” columns of this table are unvested Performance MIUs, which are intended to be profits interests for federal income tax purposes. The Performance MIUs will vest 100% upon the date on which certain of the investors in Topco LLC achieve a specified total equity return multiple, subject to continued employment through such date. These equity awards are not traditional options, and therefore, there is no exercise price or option expiration date associated with them.

(2)	Represents (a) awards of restricted stock issued to our Named Executive Officers in connection with our IPO in exchange for Service MIUs (as defined below) held by them prior to our IPO, which vest 25% on the first anniversary of the vesting commencement date applicable to the Service MIUs and in equal quarterly installments for the 36-month period thereafter, such that 100% of the awards of restricted stock are vested on the fourth anniversary of the vesting commencement date applicable to the Service MIUs and (b) time-based RSU awards, which vest 25% on the first anniversary of the grant date and in equal quarterly installments for the 36-month period thereafter (such that 100% of the RSUs are vested on the fourth anniversary of the grant date), subject to the individual’s continued employment or service (as applicable) through the applicable vesting date.

(3)	Represents RSUs that will vest as to 25% on September 15, 2022, and thereafter as to an additional 6.25% at the end of each full three calendar months, in each case subject to continued service.

(4)	Represents restricted stock that vested as to 25% on August 1, 2019, and thereafter vests as to an additional 6.25% at the end of each full three calendar months, in each case subject to continued service.

(5)	Represents restricted stock that vested as to 25% on April 6, 2021, and thereafter vests as to an additional 6.25% at the end of each full three calendar months, in each case subject to continued service.

(6)	Represents restricted stock that vested as to 25% on July 29, 2020, and thereafter vests as to an additional 6.25% at the end of each full three calendar months thereafter, in each case subject to continued service.

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Employment Agreements

Employment Agreement with Hardeep Gulati

On August 1, 2018, we entered into an employment agreement with Mr. Gulati pursuant to which he serves as our Chief Executive Officer. The employment agreement provides for an indefinite term and requires Mr. Gulati to provide at least four weeks of advanced written notice of his intention to terminate his employment. We may terminate Mr. Gulati’s employment at any time, with or without notice. Under the employment agreement, Mr. Gulati is (a) entitled to an annual base salary of $500,000, which amount may not be decreased by more than 10%, and only in the case of a general decrease affecting the executive management team; and (b) eligible to receive an annual incentive bonus for each fiscal year during his employment with us, with the target being equal to 100% of his base salary. Mr. Gulati is also eligible to receive an additional “stretch” bonus opportunity in the sole discretion of our Board of up to 40% of his base salary. Under his employment agreement, Mr. Gulati is eligible to receive employee benefits in accordance with our established policies. In addition, Mr. Gulati’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment. See “—Potential Payments Upon a Termination of Employment or a Change in Control” below.

Employment Agreement with Eric Shander

On March 18, 2020, we entered into an employment agreement with Mr. Shander pursuant to which he serves as our Chief Financial Officer. The employment agreement provides for an indefinite term and requires Mr. Shander to provide at least four weeks of advanced written notice of his intention to terminate his employment. We may terminate Mr. Shander’s employment at any time, with or without notice. Under the employment agreement, Mr. Shander is (a) entitled to an annual base salary of $400,000, which amount may not be decreased by more than 10%, and only in the case of a general decrease affecting the executive management team; and (b) eligible to receive an annual incentive bonus for each fiscal year during his employment with us, with the target being equal to 50% of his base salary. Mr. Shander is also eligible to receive an additional “stretch” bonus opportunity in the sole discretion of our Board of up to 50% of his base salary. Under his employment agreement, Mr. Shander is eligible to receive employee benefits in accordance with our established policies. In addition, Mr. Shander’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment. See “—Potential Payments Upon a Termination of Employment or a Change in Control” below.

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Proxy Statement 2022

Employment Agreement with Craig Greenseid

On July 8, 2019, we entered into an employment agreement with Mr. Greenseid pursuant to which he serves as our Chief Revenue Officer. The employment agreement provides for an indefinite term and requires Mr. Greenseid to provide at least four weeks of advanced written notice of his intention to terminate his employment. We may terminate Mr. Greenseid’s employment at any time, with or without notice. Under the employment agreement, Mr. Greenseid is (a) entitled to an annual base salary of $375,000, which amount may not be decreased by more than 10%, and only in the case of a general decrease affecting the executive management team; and (b) eligible to receive an annual incentive bonus for each fiscal year during his employment with us, with the target being equal to 50% of his base salary. Mr. Greenseid is also eligible to receive an additional “stretch” bonus opportunity in the sole discretion of our Board of up to 50% of his base salary. Effective April 2, 2021, Mr. Greenseid’s annual base salary was increased to $386,250. Under his employment agreement, Mr. Greenseid is eligible to receive employee benefits in accordance with our established policies. In addition, Mr. Greenseid’s employment agreement provides for certain severance benefits in the event of a qualifying termination of employment. See “—Potential Payments Upon a Termination of Employment or a Change in Control” below.

The employment agreements also subject the Named Executive Officers to the following restrictive covenants relating to: (i) confidentiality (perpetual), (ii) an assignment and disclosure of inventions (during the employment term and three months thereafter), (iii) non-competition (during the employment term and, only for Mr. Greenseid, for two years thereafter) (iv) non-solicitation of employees and, for only Mr. Greenseid, of customers and prospective customers (during the employment term and for two years thereafter) and (v) non-disparagement (perpetual).

Executive Bonus Program

Historically, the compensation of our Named Executive Officers has consisted of a base salary, annual cash bonus opportunities, long-term incentive compensation in the form of equity awards, and other benefits, as described below. Named Executive Officers are also eligible to receive certain payments and benefits upon a termination of employment under certain circumstances.

Equity Incentive Plans

Topco LLC Management Incentive Units

Historically, Topco LLC maintained an equity incentive program to provide certain employees, directors and certain other service providers of Topco LLC and its subsidiaries (including the Company) with an opportunity to participate in Topco LLC’s future income and appreciation through the grant of management incentive units (which we refer to as “MIUs”). MIUs represent non-voting limited liability company interests in Topco LLC that are intended to be treated as “profits interests” for United States federal income tax purposes.

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In connection with our IPO, each holder of Service MIUs, including the Named Executive Officers, received (a) shares of our Class A common stock with respect to Service MIUs that were vested as of the consummation of the offering having an equivalent fair market value and (b) restricted shares of our Class A common stock with respect to Service MIUs that were unvested as of the consummation of the offering having an equivalent fair market value. The restricted shares will vest on the same terms and conditions as applied to the corresponding Service MIUs.

The Performance MIUs remained as non-voting limited liability company interests in Topco LLC and will generally be subject to the same terms and conditions as applied prior to the consummation of the offering, except that, (a) if any outstanding Performance MIUs have not vested by the second anniversary of the consummation of the offering, then performance achievement will be measured on such second anniversary and each subsequent anniversary of the consummation of the offering based on the cash return received by Vista and Onex through such anniversary and the fair market value of any equity securities of the Company or Topco LLC still held by Vista and

Onex as of such anniversary (determined based on a 90-day volume weighted average price of the Class A common stock as of such anniversary); and (b) performance achievement with respect to any outstanding Performance MIUs will be finally determined on the date on which either Vista or Onex (as opposed to both Vista and Onex) cease to own 25% of the equity securities of the Company or Topco LLC (as applicable) that they held as of the consummation of the IPO.

2021 Omnibus Incentive Plan

Prior to our IPO, our Board adopted, and our stockholders approved, the 2021 Omnibus Incentive Plan (which we refer to as the “2021 Plan”), pursuant to which employees, consultants and directors of our company and our affiliates performing services for us, including our executive officers, will be eligible to receive awards. The 2021 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, other share-based awards, other cash-based awards, substitute awards, and performance awards intended to align the interests of participants with those of our stockholders.

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Proxy Statement 2022

Equity Awards Granted to Named Executive Officers

MIUs

Topco LLC previously granted MIUs to each of our Named Executive Officers. The MIUs subject to each award vested 60% based on continued service (the “Service MIUs”) and 40% based on certain specified performance achievement (the “Performance MIUs”). Of the Service MIUs, 25% vested on the first anniversary of the vesting commencement date specified in the applicable award agreement, and the remaining 75% vested ratably at the end of each three-month period thereafter until 100% of the Service MIUs were vested on the fourth anniversary of the vesting commencement date, subject, in each case, to continued employment through the applicable vesting date. With respect to the Performance MIUs, 100% of the Performance MIUs vested upon the achievement by investors in Topco LLC of a specified equity return. As noted above, the Service MIUs were exchanged for shares of Class A common stock and restricted shares of our Class A common stock in connection with our IPO.

The Performance MIUs are subject to forfeiture if the specified performance goal is not achieved by the earlier to occur of (a) the first date following an initial public offering on which either Vista or Onex cease to own 25% of the equity securities of the Company or Topco LLC (as applicable) that they held as of the consummation of the IPO and (b) upon a change in control of Topco LLC.

IPO Grants

In connection with our IPO, our Board granted awards of RSUs under our 2021 Omnibus Incentive Plan to each of our Named Executive Officers. The RSUs subject to each award vest 25% on the first anniversary of the grant date and in equal quarterly installments for the 36-month period thereafter (such that 100% of the RSUs are vested on the fourth anniversary of the grant date), subject to the individual’s continued employment or service (as applicable) through the applicable vesting date.

Potential Payments Upon a Termination of Employment or a Change in Control

Below we have described the severance benefits to which our Named Executive Officers would be entitled upon a termination of employment and upon a change in control. Our Named Executive Officers are not entitled to any enhanced severance in connection with a change in control.

Termination of Employment without Cause or Resignation with Good Reason

The employment agreements with each of our Named Executive Officers provide for severance benefits if we terminate the executive without “cause” or the executive resigns with “good reason” (as each of those terms is defined in the applicable employment agreement), which circumstances we refer to as a “qualifying termination of employment.” Upon a qualifying termination of employment, subject to the executive’s execution and non-revocation of a release of claims in favor of PowerSchool and continued compliance with the restrictive covenant obligations to which he is subject, each executive will be entitled to the following payments and benefits under his employment agreement:

●	cash severance equal to (a) 12 months of the executive’s annual base salary for Mr. Gulati, (b) six months of the executive’s annual base salary for Mr. Shander, or (c) nine months of the executive’s annual base salary for Mr. Greenseid, in each case, payable in accordance with the Company’s regular payroll practices; and

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●	in the sole discretion of our Board, Mr. Shander may also be entitled to a prorated portion of the bonus earned during the fiscal year in which the termination occurs based on actual performance achievement, payable when bonuses are otherwise payable for such fiscal year (but in no event later than March 15 of the year following the year in respect of which such bonus is earned).

Termination of Employment with Cause, due to Death or Disability, or Resignation without Good Reason

If we terminate the employment of a named executive officer with “cause,” the executive resigns without “good reason,” or the executive dies or becomes disabled, the executive will only be entitled to accrued obligations and vested benefits through the date of termination.

Change in Control

As described above, upon a change in control of Topco LLC, unvested Service MIUs will become fully vested, and Performance MIUs will be eligible to vest based on performance achievement. See “—Topco LLC Management Incentive Units.”

401(k) Plan

We maintain a tax-qualified retirement plan that provides all regular U.S. employees with an opportunity to save for retirement on a tax-advantaged basis. Under our 401(k) plan, participants may elect to defer a portion of their compensation on a pre-tax basis and have it contributed to the plan subject to applicable annual limits under the Internal Revenue Code of 1986, as amended. Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions. We match 100% of a participant’s first 3% contribution up to 3% of annual compensation and 50% of a participant’s subsequent 3% contribution up to an additional 3% of annual compensation. Employee elective deferrals are 100% vested at all times. Matching contributions vest based on a participant’s length of service with PowerSchool, with one-third vesting each of the first through third years of service. As a U.S. tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan and all contributions are deductible by us when made.

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Proxy Statement 2022

Director Compensation

Since the completion of our IPO, our non-employee directors (other than any non-employee directors who are employees of Vista and Onex) have been eligible to receive the annual compensation listed below for their service on our Board. The six non-employee directors who are employees of Vista and Onex do not receive compensation for their service on our Board. The retainers will be paid in four equal quarterly installments and prorated for any partial year of service on our board of directors.

Description	Amount ($)
Cash compensation	100,000
Stock Awards (1)	150,000

(1)	Non-Employee directors are granted an annual award of RSUs. This award of RSUs generally vests on the first anniversary of the date of grant, subject to the director’s continued service.

All non-employee directors are also reimbursed for their reasonable expenses to attend meetings of our Board and related committees and otherwise attend to our business.

The following table presents the total compensation for each person who served as a non-employee member of our Board during 2021. Other than as set forth in the table and described more fully below, we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to, any of the other non-employee members of our Board in 2021. Mr. Gulati, our Chief Executive Officer, receives no compensation for service as a director and, consequently, is not included in this table. The compensation received by Mr. Gulati as an employee of the Company is presented in “—Summary Compensation Table.”

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)(2)	Total ($)
Barbara Byrne	60,000	150,000	210,000
Ronald D. McCray	50,000	150,000	200,000
Amy McIntosh	100,000	150,000	250,000

(1)	The amounts in this column represent the fees attributable to board service for the fiscal year ending on December 31, 2021.

(2)	The amounts in this column represent the grant date fair value of the RSUs as computed in accordance with FASB ASC Topic 718. The assumptions used in calculating the grant-date fair value of the stock awards are set forth in Note 14 to the consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. As of December 31, 2021, each of Mses. Byrne and McIntosh and Mr. McCray held a RSU award with respect to 8,333 shares of our Class A common stock, which vests on July 30, 2022, subject to continued service.

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Certain Relationships and

Related Party Transactions

Policies and Procedures for Approval of Related Party Transactions

We have adopted a written policy with respect to the review, approval and ratification of related party transactions. Under the policy, our Audit Committee is responsible for reviewing and approving related party transactions. In the course of its review and approval of related party transactions, our Audit Committee considers the relevant facts and circumstances to decide whether to approve such transactions. In particular, our policy requires our Audit Committee to consider, among other factors it deems appropriate:

•	the related person’s relationship to us and interest in the transaction;

•	the material facts of the proposed transaction, including the proposed aggregate value of the transaction;

•	the impact on a director’s independence in the event the related person is a director or an immediate family member of the director;

•	the benefits to us of the proposed transaction;

•	if applicable, the availability of other sources of comparable products or services; and

•	an assessment of whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

The Audit Committee may only approve those transactions that are in, or are not inconsistent with, our best interests and those of our shareholders, as the Audit Committee determines in good faith.

In addition, under our Code of Ethics our employees, directors and executive officers must seek determinations and prior authorizations or approvals of potential conflicts of interest.

Related Party Transactions

Other than compensation arrangements for our directors and Named Executive Officers, which are described in the section entitled “Executive and Director Compensation”, below we describe transactions during the fiscal year ended December 31, 2021 to which we were a participant or will be a participant, in which:

•	the amounts involved exceeded or will exceed $120,000; and

•	any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Amended and Restated

Operating Agreement

In connection with the completion of our IPO, we amended and restated PowerSchool Holdings LLC’s (“Holdings LLC”) existing operating agreement, which we refer to as the “LLC Operating Agreement.” The operations of Holdings LLC and the rights and obligations of the LLC Unitholders (as defined in the LLC Operating Agreement) are set forth in the LLC Operating Agreement.

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Proxy Statement 2022

Registration Rights Agreement

In connection with the completion of our IPO, we entered into a registration rights agreement with Topco LLC, Vista and Onex. Topco LLC, Vista and Onex are entitled to request that we register their shares of capital stock on a long-form or short-form registration statement on one or more occasions in the future, which registrations may be “shelf registrations.” Topco LLC, Vista and Onex are entitled to participate in certain of our registered offerings, subject to the restrictions in the registration rights agreement. We pay expenses in connection with the exercise of these rights. The registration rights described in this paragraph apply to (1) shares of our Class A common stock held by Topco LLC, Vista and Onex and their affiliates, and (2) any of our capital stock (or that of our subsidiaries) issued or issuable with respect to the Class A common stock described in clause (1) with respect to any dividend, distribution, recapitalization, reorganization, or certain other corporate transactions (“Registrable Securities”). These registration rights are also for the benefit of any subsequent holder of Registrable Securities; provided that any particular securities will cease to be Registrable Securities when they have been sold in a registered public offering, sold in compliance with Rule 144 of the Securities Act or repurchased by us or our subsidiaries. In addition, with the consent of the company and holders of a majority of Registrable Securities, certain Registrable Securities will cease to be Registrable Securities if they can be sold without limitation under Rule 144 of the Securities Act.

Tax Receivable Agreement

We entered into a Tax Receivable Agreement with Topco LLC, Vista and Onex that provides for the payment from time to time by us to Topco LLC, Vista and Onex of 85% of the amount of the benefits, if any, that we realize or, under certain circumstances, are deemed to realize as a result of (i) certain increases in the tax basis of assets of Holdings LLC and its subsidiaries resulting from purchases of LLC Units (as defined in the Tax Receivable Agreement) with the proceeds of our IPO or exchanges of LLC Units in the future, or any prior transfers of interests in Holdings LLC, (ii) certain tax attributes of the entities through which our Principal Shareholders hold their ownership interests in Topco LLC (including NOLs and excess interest expense carryforwards) and of Holdings LLC and subsidiaries of Holdings LLC (including amortizable goodwill and other intangible assets) that existed prior to our IPO and (iii) certain other tax benefits related to our making payments under the Tax Receivable Agreement (including deductions for payments of imputed interest). These payment obligations are obligations of PowerSchool and not of Holdings LLC.

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Stockholders Agreement

In connection with the completion of our IPO, we entered into a Stockholders Agreement with our Principal Shareholders. The Stockholders Agreement provides each of Vista and Onex with an independent right to designate the following number of nominees for election to our Board: (i) three nominees for so long as such Principal Shareholder controls 25% or more of the voting power of our stock entitled to vote generally in the election of directors; (ii) two nominees for so long as such Principal Shareholder controls 15% or more of the voting power of our stock entitled to vote generally in the election of directors; and (iii) one nominee for so long as such Principal Shareholder controls 5% or more of the voting power of our stock entitled to vote generally in the election of directors. In addition, Topco LLC, Vista and Onex are entitled to designate the replacement for any of its Board designees whose Board service terminates prior to the end of the director’s term, regardless of Topco LLC, Vista and Onex’s beneficial ownership at that time. Topco LLC, Vista and Onex also have the right to have its designees participate on committees of our Board proportionate to its stock ownership, subject to compliance with applicable law and stock exchange rules. The Stockholders Agreement also prohibits us from increasing or decreasing the size of our Board without the prior written consent of Topco LLC, Vista and Onex. The Stockholders Agreement will terminate at such time as Topco LLC, Vista and Onex control, in the aggregate, less than 5% of the voting power.

Indemnification of Officers and Directors

In connection with the completion of our IPO, we entered into indemnification agreements with each of our officers, directors and director nominees. The indemnification agreements provide the officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under Delaware law. Additionally, we may enter into indemnification agreements with any new directors or officers that may be broader in scope than the specific indemnification provisions contained in Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our officers and directors pursuant to the foregoing agreements, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Relationship with VCG

We have utilized Vista Consulting Group, LLC, or VCG, the operating and consulting arm of Vista, for consulting services and executive recruitment, and have also reimbursed VCG for expenses related to participation by PowerSchool employees in VCG sponsored events and for certain enterprise software licenses utilized by PowerSchool, and also paid to VCG related fees and expenses. We recorded expenses to VCG of $0.5 million for the year ended December 31, 2021.

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Proxy Statement 2022

Management Agreement with Onex

We utilized Onex, for certain services pursuant to a management agreement. Under this agreement, Onex provided us with management and consulting services (including, but not limited to management, finance, marketing, operational and strategic planning, relationship access, corporate development and analysis of potential mergers and acquisitions).

We paid Onex less than $0.1 million in the year ended December 31, 2021. We terminated the management agreement with Onex in connection with the completion of our IPO.

Reseller Agreement with EAB

On March 3, 2021, we entered into a reseller agreement (the “Agreement”) with EAB Global, Inc. (“EAB”), a portfolio company of Vista, for them to serve as, among other terms, the exclusive reseller of the Intersect student recruitment platform in the United States and Canada. The Agreement has a ten-year term and includes annual minimum revenue commitments from EAB. The commitment amount for the first 12-month period was $32.4 million, and will increase upon anniversary of the Agreement. The Agreement also contains penalty clauses if those commitments are not met so long as the Company maintains certain service level agreements. The Company may begin to revoke its exclusivity with EAB after the fourth year of the Agreement or cancel the partnership upon material breach of the contract. Under the terms of the Agreement, the Company pays a fee to EAB for selling products on the Company’s behalf. The Company recognized $8.0 million in selling, general, and administrative expense for fees owed to EAB under the Agreement for the year ended December 31, 2021.

Transition Service Agreement with EAB

On March 3, 2021, we entered into a Transition Service Agreement (“TSA”) with EAB for a period of 18 months. Pursuant to the TSA, we will provide certain administrative and other services including cloud hosting, business systems, general information technology, accounting, sales and marketing to support the standalone operation of the Starfish solution, which was separately acquired by EAB. We invoice EAB on a monthly basis for these agreed upon services. Additionally, we may cross charge EAB for direct expenses incurred by us on EAB’s behalf and collect cash from customers to be remitted to EAB. Amounts owed from and to EAB may be settled on a net basis due to the existing contractual right to offset within the agreement. As of December 31, 2021, we had a net amount due to us of $0.7 million under the TSA. This amount was recorded in prepaid expenses and other current assets in our consolidated balance sheet.

Access and Use Agreement with EAB

On March 3, 2021, we entered into an agreement with EAB to provide Starfish employees access to our office facilities for a period of one year (“Access and Use Agreement”). Under the terms of the Use and Access Agreement, EAB must pay us a one-time upfront fee of $1.0 million, which was recognized as a receivable and corresponding liability for the three months ended March 31, 2021. The fee will be recognized as a credit to our rent expense over the term of the agreement in selling, general and administrative expense line item on our consolidated statement of operations. The impact of the Access and Use Agreement on our consolidated statement of operations for the year ended December 31, 2021 was $0.8 million.

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Other Payments to Entities Sharing Common Ownership with Vista and Onex

We purchased other services from entities that share common ownership with Vista and Onex. The cost was $2.6 million for all other services purchased from entities with common ownership for the year ended December 31, 2021. Amounts due to entities that share common ownership were less than $0.1 million as of December 31, 2021. There were no sales to or outstanding accounts receivable arising from these arrangements during or as of the year ended December 31, 2021.

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Security Ownership of

Certain Beneficial Owners

and Management

The following table sets forth information about the beneficial ownership of our Class A common stock and Class B common stock as of March 21, 2022 (the “Table Date”) for:

•	each person or group known to us who beneficially owns more than 5% of our Class A common stock or Class B common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

The numbers of shares of common stock beneficially owned and percentages of beneficial ownership are based on 158,474,549 shares of Class A common stock and 39,928,472 shares of Class B common stock outstanding as of the Table Date.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Common stock subject to options or RSUs that are currently exercisable or exercisable or will vest within 60 days of the Table Date are deemed to be outstanding and beneficially owned by the person holding the options or RSUs. These shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each shareholder identified in the table possesses sole voting and investment power over all common stock shown as beneficially owned by the shareholder.

Unless otherwise noted below, the address of each beneficial owner listed on the table is c/o PowerSchool Holdings, Inc., 150 Parkshore Drive, Folsom, California 95630.

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Proxy Statement 2022

	Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding	Number of Shares Beneficially Owned	Percentage of Shares Outstanding	Percentage Combined Voting Power
5% Shareholders
Vista Funds(1)	36,271,801	22.9%	39,928,472	100%	38.4%
Onex Funds(2)	75,413,862	47.6%	—	—	38.0%
Select Equity Funds(3)	14,333,927	9.0%	—	—	7.2%
Canada Pension Plan Investment Board(4)	11,111,111	7.0%	—	—	5.6%
Named Executive Officers and Directors
Hardeep Gulati(5)	970,684	*	—	—	*
Eric Shander(6)	122,052	*	—	—	*
Craig Greenseid(7)	79,298	*	—	—	*
David Armstrong	—	—	—	—	—
Barbara Byrne	—	—	—	—	—
Judy Cotte	—	—	—	—	—
Laurence Goldberg	—	—	—	—	—
Betty Hung	—	—	—	—	—
Ronald D. McCray	—	—	—	—	—
Amy McIntosh	—	—	—	—	—
Gwen Reinke	—	—	—	—	—
Maneet S. Saroya	—	—	—	—	—
All Directors and Executive Officers as a Group (17 individuals)(8)	1,463,239	*	—	—	*

* Less than 1%.

(1)	Includes 111,111 shares of Class A common stock and 39,928,472 shares of Class B common stock held directly by Topco LLC, 27,723,904 shares of Class A common stock held directly by Vista Equity Partners Fund VI-A, L.P., 8,335,356 shares of Class A common stock held directly by Vista Equity Partners Fund VI, L.P. and 101,430 shares of Class A common stock held directly by VEPF VI FAF, L.P., each with shared voting and dispositive power. Topco LLC is managed by a board of managers. Vista Equity Partners Fund VI, L.P. (“VEPF VI”) controls the board of managers of Topco LLC. Vista

Equity Partners Fund VI GP, L.P. (“Fund VI GP”) is the sole general partner of VEPF VI. Fund VI GP’s sole general partner is VEPF VI GP, Ltd. (“Fund VI UGP”). Robert F. Smith is the sole director and one of 11 members of Fund VI UGP. VEPF Management, L.P. (“Management Company”) is the sole management company of each of the Vista Funds (as defined below). The Management Company's sole general partner is VEP Group, LLC (“VEP Group”) and the Management Company's sole limited partner is Vista Equity Partners Management, LLC (“VEPM”). VEP Group is the Senior Managing Member of VEPM. Robert F. Smith is the sole Managing Member of VEP Group. Consequently, Mr. Smith, Fund VI GP, Fund VI UGP, the Management Company, VEPM and VEP Group may be deemed the beneficial owners of the shares held by Vista Equity Partners Fund VI-A, L.P., Vista Equity Partners Fund VI, L.P., and VEPF VI FAF, L.P. (collectively, the "Vista Funds") and Topco LLC. This number excludes 39,928,472 shares of Class A common stock issuable in exchange for LLC Units (as defined in the LLC Operating Agreement) held by Topco LLC. The principal business address of each of Topco LLC, VEPF VI, Fund VI GP, Fund VI UGP, the Management Company, VEPM and VEP Group is c/o Vista Equity Partners, 4 Embarcadero Center, 20th Fl., San Francisco, California 94111. The principal business address of Mr. Smith is c/o Vista Equity Partners, 401 Congress Drive, Suite 3100, Austin, Texas 78701.

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(2)	Includes 271,840 shares of Class A common stock held directly by Onex Partners IV Select LP, 900,522 shares of Class A common stock held directly by Onex US Principals LP, 39,248,504 shares of Class A common stock held directly by Onex Partners IV LP, 1,364,335 shares of Class A common stock held directly by Onex Partners IV GP LP, 1,940,327 shares of Class A common stock held directly by Onex Partners IV PV LP, 22,178,111 shares of Class A common stock held directly by Onex Powerschool LP and 9,510,223 shares of Class A common stock held directly by Pinnacle Holdings I L.P. Onex Corporation, a corporation whose subordinated voting shares are traded on the Toronto Stock Exchange, and/or Mr. Gerald W. Schwartz, may be deemed to beneficially own the shares of Class A common stock held directly by Onex Partners IV Select LP, Onex US Principals LP, Onex Partners IV LP, Onex Partners IV GP LP, Onex Partners IV PV LP, Onex Powerschool LP and Pinnacle Holdings I L.P., through Onex Corporation’s ownership of all of the equity of Onex Partners Canadian GP Inc., which owns all of the equity of Onex Partners IV GP Limited, the general partner of Onex Partners IV GP LP, the general partner of Onex Partners IV Select LP, Onex Partners IV LP, and Onex Partners IV PV LP, which hold interests in Pinnacle Holdings I L.P.; and through Onex Corporation’s ownership of all of the equity of Onex Private Equity Holdings LLC, which owns all of the equity of Onex American Holdings GP LLC, the general partner of Onex Powerschool LP and Onex US Principals LP. Mr. Gerald W. Schwartz, the Chairman, Chief Executive Officer of Onex Corporation, indirectly owns shares representing a majority of the voting rights of the shares of Onex Corporation, and as such may be deemed to beneficially own all of the shares of Class A common stock beneficially owned by Onex Corporation. Mr. Schwartz disclaims such beneficial ownership. The address for Onex Corporation and Mr. Schwartz is 161 Bay Street, Toronto, ON M5J 2S1 Canada.

(3)	As reported on the Schedule 13G filed February 14, 2022, Select Equity Group, L.P. (“Select LP”) directly holds 14,333,927 shares of Class A common stock. George S. Loening is the majority owner of Select LP and managing member of its general partner, and in such capacity has the power to control the voting and disposition of the shares held by Select LP. The principal business address of Select LP and George S. Loening is c/o 380 Lafayette Street, 6th Floor, New York, New York 10003.

(4)	As reported on the Schedule 13G filed February 14, 2022, the Canada Pension Plan Investment Board (the “CPPIB”) directly holds 11,111,111 shares of Class A common stock. The principal business address of the CPPIB is c/o One Queen Street East, Suite 2500, Toronto, Ontario, Canada M5C 2W5.

(5)	Includes 303,339 restricted shares of Class A common stock subject to time vesting.

(6)	Includes 83,911 restricted shares of Class A common stock subject to time vesting.

(7)	Includes 39,649 restricted shares of Class A common stock subject to time vesting.

(8)	Includes 517,900 restricted shares of Class A common stock subject to time vesting.

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Proxy Statement 2022

Equity Compensation Plan Information

The following table sets forth information regarding the Company’s equity compensation plans as of the end of fiscal year 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuances Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity Compensation Plans Approved by Security Holders (1)	6,269,077 (2)	— (2)	12,607,060
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	6,269,077	$ —	12,607,060

(1)	Represents the PowerSchool Holdings, Inc. 2021 Omnibus Incentive Plan.

(2)	Consists of restricted stock awards and RSUs which have no exercise price.

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PROPOSAL 2

Advisory Vote Regarding Retention of the Classified Structure of Our Board

Background of the proposal

In accordance with our Charter, and as permitted under the General Corporation Law of the State of Delaware (the “DGCL”), our Board is divided into three classes. Our current classified Board structure has been in place since our IPO. At each annual meeting of shareholders, commencing with this fiscal year 2022 Annual Meeting, each director is elected to serve a term of three years, with each director’s term expiring at the third succeeding annual meeting of shareholders held after the director’s election. The directors designated as Class I have terms expiring at our 2022 Annual Meeting of shareholders; the directors designated as Class II have terms expiring at the fiscal year 2023 annual meeting of shareholders; and the directors designated as Class III have terms expiring at the fiscal year 2024 annual meeting of shareholders.

At the time of our IPO, the Board believed that a classified Board structure was an important piece of the Company’s governance structure in order to promote continuity and stability, and was in the best interests of the Company and its shareholders. The Board also believed that the classified Board structure would protect the Company against unfair or abusive takeover practices following the IPO and, given the nature of the Company (as discussed in more detail below), protect the long-term value of the Company. The Board also recognized that some investors may view classified boards as having the effect of reducing the accountability of directors to shareholders because classified boards limit the ability of shareholders to elect all directors on an annual basis. Accordingly, at this Annual Meeting, the Company is asking our shareholders to vote, on an advisory basis, on whether to retain the classified Board structure.

If this proposal is approved by the holders of a majority of shares of the Company’s common stock voting on the proposal at the Annual Meeting, the Company will retain a classified Board. However, if a majority of shares of the Company’s common stock voting on the proposal at the Annual Meeting vote against the proposal, then this proposal would not by itself declassify or begin the declassification of the Board. Instead, rejection of the proposal would only advise the Board that a majority of our shareholders voting at the Annual Meeting desire to end the classified Board structure. Consistent with its fiduciary duties, if shareholders vote against this proposal, the Board will reevaluate its position with respect to our classified Board structure. This reevaluation would include considering the percentage of shareholders that vote against this proposal.

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Proxy Statement 2022

If a majority of our shareholders vote against this proposal and the Board determines that the declassification of the Board is in the best interests of the Company and its shareholders, then the Board will include a proposal in the proxy statement for the fiscal year 2023 annual meeting of shareholders to amend the Charter to declassify the Board. Such an amendment must be approved (i) by the Board and (ii) by the affirmative vote of not less than 50% of the then outstanding shares of the Company entitled to vote at a duly held meeting (or 66 2⁄3% if the Principal Shareholders own, in the aggregate, less than 50% of the voting power of the stock of the Company entitled to vote).

If a decision were made to declassify the Board, starting at the fiscal year 2024 annual meeting of shareholders, directors would be elected to one-year terms, to serve until their successors are duly elected and qualified. Therefore, if the decision to declassify the Board were made, beginning with the fiscal year 2026 annual meeting of shareholders, the entire Board would stand for election.

Board’s Recommendation to Shareholders

The Board regularly reviews the corporate governance policies and practices of the Company to determine whether they are appropriate and aims to advance the Board’s and management’s goal of maximizing long-term shareholder value. As part of that review, the Board considered whether the Board’s current structure continues to be advisable. The Board evaluated both the advantages and disadvantages of maintaining a classified Board structure, and determined that the classified Board structure continues to be in the best interests of the Company and our shareholders following the IPO for the reasons set forth below:

Long-Term Strategic Perspective and Consistency with Investment Horizons. The Board believes that the Company’s current Board structure allows the directors to develop a deeper familiarity with the Company’s business following the IPO and encourages long-term strategic thinking, which enhances long-term shareholder value. Thus, the Board believes that three-year terms on a staggered basis are appropriate and consistent with an investment horizon for the Company. The Board believes that our shareholders are best served by director terms that reflect the long-term nature of our business.

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Continuity and Stability from Institutional Knowledge. The Board believes, as it did at the time of the IPO, that three-year terms promote continuity and foster an appropriate institutional memory among directors and a deep knowledge of the business, strategy and competitive environment. Experienced directors who are knowledgeable about the Company’s regulated and complex business environment are a valuable resource and are better positioned to make decisions that are in the best interests of the Company and our shareholders. Staggered terms give the Company’s new directors an opportunity to gain knowledge about the Company’s business and strategy from its continuing directors.

Accountability to Shareholders. Under the DGCL, all our directors are required to uphold their fiduciary duties to our shareholders, regardless of how often they stand for election. Under our classified Board structure, a majority of directors will stand for election during any three-year period. The Board has implemented broad measures to ensure accountability of our directors, including the adoption of our Code of Ethics. Additionally, any director, or the entire Board, may be removed from office if there is “cause” for removal, subject to the terms of the Charter. As a result, the Company benefits from the stability and continuity of a classified Board structure, while retaining meaningful director accountability.

Protecting Shareholder Value in the Event of an Unsolicited Acquisition Offer. The Company’s current Board structure reduces its vulnerability to potentially unfair and abusive takeover tactics and encourages potential acquirers to negotiate with the Board. The Board believes that the classified Board structure may improve the relative bargaining power of the Company on behalf of its shareholders by providing leverage to negotiate for higher value bids or pursue third party suitors who may be able to offer a higher transaction value. A classified board structure does not preclude unsolicited acquisition proposals; however, by eliminating the threat of imminent removal, it allows the Board to maximize the value of a potential acquisition by giving the Company time and bargaining leverage to evaluate and negotiate the adequacy and fairness of any takeover proposal and to consider alternatives, including the continued operation of the Company’s business.

The board recommends that you vote, on an advisory basis, “for” the retention of our classified board structure.

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Proxy Statement 2022

PROPOSAL 3

Advisory Vote Regarding Retention of the Supermajority Voting Standards in Our Charter and Bylaws

Background of the proposal

Our Charter and Bylaws provide that our Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our Bylaws without a shareholder vote in any matter not inconsistent with the DGCL and our Charter. For as long as the Principal Shareholders beneficially own, in the aggregate, at least 50% in voting power of the stock of the Company entitled to vote generally in the election of the directors, any amendment, alteration, rescission or repeal of our Bylaws by our shareholders will require the affirmative vote of a majority in voting power of the outstanding shares of our stock entitled to vote on such amendment, alteration, change, addition, rescission or repeal. At any time when the Principal Shareholders beneficially own, in the aggregate, less than 50% in voting power of all outstanding shares of the stock of the Company entitled to vote generally in the election of directors, any amendment, alteration, rescission or repeal of our Bylaws by our shareholders will require the affirmative vote of the holders of at least 66 2⁄3% in voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class.

The DGCL provides that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage.

Our Charter provides that at any time when the Principal Shareholders beneficially own, in the aggregate, less than 50% in voting power of the stock of the Company entitled to vote generally in the election of directors, the following provisions in our Charter may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least 66 2⁄3% (as opposed to a majority threshold that would apply if the Principal Shareholders beneficially own, in the aggregate, 50% or more) in voting power of all the then outstanding shares of stock of the Company entitled to vote thereon, voting together as a single class:

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•	the provisions requiring a 66 2⁄3% supermajority vote for shareholders to amend our Bylaws;

•	the provisions providing for a classified Board (the election and term of our directors);

•	the provisions regarding removal of directors;

•	the provisions regarding entering into business combinations with interested shareholders;

•	the provisions regarding shareholder action by written consent;

•	the provisions regarding calling special meetings of shareholders;

•	the provisions regarding filling vacancies on our Board and newly created directorships;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director;

•	the provisions providing for the Court of Chancery of the State of Delaware as the exclusive forum for certain litigation; and

•	the amendment provision requiring that the above provisions be amended only with a 66 2⁄3% supermajority vote.

In addition, our Charter provides that a director nominated by our Principal Shareholders may be removed with or without cause by our Principal Shareholders; provided, however, that at any time when Topco LLC, Vista and Onex control less than

40% of our outstanding shares of Class A common stock, all directors, including those nominated by our Principal Shareholders, may only be removed for cause, and only by the affirmative vote of holders of at least 66 2⁄3% in voting power of all the then-outstanding shares of capital stock of the company entitled to vote thereon, voting together as a single class.

At the time of our IPO, the Board believed that the supermajority voting standards under our Charter and Bylaws were an important piece of the Company’s governance structure to safeguard the long-term interests of the Company and its shareholders once the Principal Shareholders no longer hold a majority of our shares. At the same time, the Board recognized that some investors may view the supermajority voting standards as a means of blocking initiatives supported by shareholders, but blocked by a status quo management. Accordingly, at the Annual Meeting, the Company is asking our shareholders to vote, on an advisory basis, on whether to retain the supermajority voting standards.

49

Proxy Statement 2022

If this proposal is approved by the holders of a majority of shares of the Company’s common stock voting on the proposal at the Annual Meeting, the Company will retain the supermajority voting standards currently in place. If a majority of shares of the Company’s common stock voting on the proposal at the Annual Meeting vote against the proposal, such a result would not automatically remove the supermajority voting standards. Instead, rejection of the proposal would advise the Board that a majority of our shareholders voting at the Annual Meeting desire to eliminate the supermajority voting standards. Consistent with its fiduciary duties, if shareholders vote against this proposal, the Board will reevaluate its position with respect to the retention of the supermajority voting standards. This reevaluation would include the consideration of the percentage of shareholders that voted against this proposal. If shareholders representing less than 50% of outstanding common stock reject this proposal, then the Board will likely not take additional steps.

If a majority of our shareholders vote against this proposal and the Board determines that the elimination of the supermajority voting standards is in the best interests of the Company and its shareholders, the Board will include a proposal in the proxy statement for the fiscal year 2023 annual meeting of shareholders to amend our Charter and Bylaws to eliminate the supermajority voting standards. An amendment to the Charter and Bylaws must first be approved by the Board and then approved by the affirmative vote of not less than 50% of the then outstanding shares of the Company entitled to vote at a duly held meeting (or 66 2⁄3% if the Principal Shareholders own, in the aggregate, less than 50% in voting power of the stock of the

Company entitled to vote generally in the election of directors). If such amendment were approved, the Charter and Bylaws would be amended immediately thereafter to remove the supermajority voting standards.

Board’s Recommendation to Shareholders

The Board regularly reviews the corporate governance policies and practices of the Company to determine whether they are appropriate and aims to advance the Board’s and management’s goal of maximizing long-term shareholder value. As a part of that review, the Board considered whether retention of the supermajority voting standards continues to be advisable. The Board evaluated both the advantages and disadvantages of maintaining the supermajority voting standards, and determined that retaining the supermajority voting standards continues to be in the best interests of the Company and our shareholders following the IPO for the following reasons:

•	the supermajority voting standards under our Charter and Bylaws are appropriately limited with application only to extraordinary transactions and fundamental changes to corporate governance;

•	the DGCL permits supermajority voting requirements and a number of publicly-traded companies similar to ours have adopted these provisions to preserve and maximize long-term value for all shareholders;

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●	the Board believes that the supermajority vote requirements protect shareholders, particularly minority shareholders, against the potentially self-interested actions of short-term investors and, without these provisions, it would be possible for a group of short-term shareholders to approve an extraordinary transaction that is not in the best interest of the Company and opposed by nearly half of the Company’s shareholders;

●	these provisions mitigate the risks presented by a group of short-term shareholders, who may (i) only own their shares as of a voting record date or may have hedged their economic exposure and (ii) act in their own self-interests to the detriment of other shareholders;

●	the supermajority voting requirements encourage potential acquirers to deal directly with the Board, which in turn enhances the Board’s ability to consider the long-term interests of all shareholders; and

●	the supermajority voting requirements protect the ability of the Board to evaluate proposed offers, to consider alternatives, and to protect shareholders against abusive tactics during a takeover process.

The board recommends that you vote, on an advisory basis, “for” the retention of the supermajority voting standards in our charter and bylaws.

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Proxy Statement 2022

PROPOSAL 4

Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2022. Services provided to the Company and its subsidiaries by Deloitte & Touche LLP for the year ended December 31, 2021 are described below and under “Audit Committee Report.”

Fees and Services

The following table summarizes the aggregate fees for professional audit services and other services rendered by Deloitte & Touche LLP for the years ended December 31, 2021 and 2020:

	2021	2020
Audit Fees(1)	$ 3,339,155	$ 1,171,949
Audit-Related Fees(2)	-	-
Tax Fees(3)	$ 150,579	$ 558,267
All Other Fees(4)	$ 11,117	$ 4,603
Total	$ 3,500,851	$ 1,734,819

(1)	Consist of fees for the audit and other procedures in connection with the Annual Report on Form 10-K for the year ended December 31, 2021, the audit of our financial statements for the year ended December 31, 2020, and certain procedures conducted in connection with our IPO.

(2)	Audit-related fees relate to professional services that are reasonably related to the performance of the audit or review of PowerSchool’s financial statements.
(3)	Tax fees relate to professional services rendered in connection with tax compliance and preparation relating to tax returns and tax audits, as well as for tax consulting and planning services. Tax fees in 2021 include $131,781 for tax compliance projects and $18,798 for tax advisory projects. Tax fees in 2020 include $550,662 for tax compliance projects and $7,605 for tax advisory projects.

(4)	All other fees relate to professional services not included in the categories above, including services related to other permissible advisory services and regulatory reporting requirements.

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In considering the nature of the services provided by the independent auditor, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent auditor and the Company’s management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the SEC to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

The Audit Committee has adopted a policy that requires advance approval of all audit services as well as non-audit services to the extent required by the Exchange Act and the Sarbanes-Oxley Act of 2002. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform it. Each year, the Audit Committee will pre-approve audit services, audit-related services and tax services to be used by the Company.

The Audit Committee approved all services provided by Deloitte & Touche LLP. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and we expect that they will be available to respond to questions.

Ratification of the appointment of Deloitte & Touche LLP requires affirmative votes from the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote. If the Company’s shareholders do not ratify the appointment of Deloitte & Touche LLP, the Audit Committee will reconsider the appointment and may affirm the appointment or retain another independent accounting firm. Even if the appointment is ratified, the Audit Committee may in the future replace Deloitte & Touche LLP as our independent registered public accounting firm if it is determined that it is in the Company’s best interests to do so.

The board recommends that you vote “for” the ratification of the appointment of deloitte & touche llp as the independent registered public accounting firm for the fiscal year ending December 31, 2022.

53

Proxy Statement 2022

Audit Committee Report

The Audit Committee is composed of five directors, including three independent directors as defined by SEC rules and the New York Stock Exchange listing standards. The majority of the Audit Committee members are not, or have not been, an officer or employee of the Company or any of our subsidiaries or have any current business or any family relationship with the Company or any of our subsidiaries or affiliates.

Our management has the primary responsibility for the financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2021, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent auditors such other matters as are required to be discussed under the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

In addition, the Audit Committee received written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence. The Audit Committee discussed with the independent auditors their independence, including whether the provision of services during the fiscal year ended December 31, 2021 by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their observations on our internal controls and the overall quality of our financial reporting.

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Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Audit Committee:

Barbara Byrne, Chair

David Armstrong

Betty Hung

Ronald D. McCray

Amy McIntosh

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Other Matters

We are not aware of any matters other than those discussed in the foregoing materials contemplated for action at the Annual Meeting. The persons named in the proxy card will vote in accordance with the recommendation of the Board on any other matters incidental to the conduct of, or otherwise properly brought before, the Annual Meeting. The proxy card contains discretionary authority for them to do so.

Where to Find Additional Information

We are subject to the informational requirements of the Exchange Act and in accordance therewith, we file annual, quarterly and current reports and other information with the SEC. Such information may be accessed electronically by means of the SEC’s home page on the Internet at www.sec.gov. We are an electronic filer, and the SEC maintains an Internet site at www.sec.gov that contains the reports and other information we file electronically. Our website address is https://investors. powerschool.com. Please note that our website address is provided as an inactive textual reference only. We make available free of charge, through our website, our annual report on Form 10-K, as amended, quarterly reports on Form 10-Q and current reports on Form 8-K, and all amendments to those reports as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this proxy statement.

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Proxy Statement 2022

Cost of Proxy Solicitation

The Company is paying the expenses of this solicitation. The Company will also make arrangements with brokerage houses and other custodians, nominees and fiduciaries to forward proxy materials to beneficial owners of stock held as of the Record Date by such persons, and the Company will reimburse such persons for their reasonable out-of-pocket expenses in forwarding such proxy materials. In addition to solicitation by mail, directors, officers and other employees of the Company may solicit proxies in person or by telephone, facsimile, email or other similar means.

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PowerSchool

Powering Brighter Futures

www.PowerSchool.com

UT-BU-wp-001-111920

SCAN TO VIEW MATERIALS &VOTE
POWERSCHOOL HOLDINGS, INC. 150 PARKSHORE DR. FOLSOM, CA 95630

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/03/2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to – www.virtualshareholdermeeting.com/PWSC2022

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/03/2022. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
			☐	☐	☐

1.	Election of Directors

Nominees

01)	Laurence Goldberg 02) Maneet S. Saroya 03) Amy McIntosh

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain

2.	To approve, by an advisory vote, to retain the classified structure of the Company's Board of Directors;							☐	☐	☐

3.	To approve, by an advisory vote, to retain the supermajority voting standards in the Company's Amended and Restated Certificate of Incorporation and the Company's Amended and Restated Bylaws;							☐	☐	☐

4.	To ratify the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2022;							☐	☐	☐

NOTE: To transact other business as may properly come before the meeting or any adjournment of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

0000549606_1     R1.0.0.24

The Annual Report and Notice and Proxy Statement are available for viewing electronically at proxyvote.com

POWERSCHOOL HOLDINGS, INC. Annual Meeting of Shareholders May 4, 2022 11:15 AM PDT
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Michael Bisignano and Eric Shander, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of POWERSCHOOL HOLDINGS, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 11:15 AM, PDT on May 4, 2022, at www.virtualshareholdermeeting.com/PWSC2022, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, the proxies will vote in their discretion.

Continued and to be signed on reverse side

0000549606_2       R1.0.0.24